Baum & Company, P.A.
1515 University Drive-Suite 209
Coral Springs, Florida 33071

October 15, 1999

To the Board of Directors
AmeriNet Group.com, Inc.
Equity Growth Systems, Inc.
902 Clint Moore Road, Suite 136C
Boca Raton, Florida 33487

We consent to the use of our audit report on financial statements of Equity Growth Systems, Inc. for the year ended December 31, 1997 in the form 10-KSB for the year ended June 30, 1999 dated October 18, 1999.


/s/ Baum & Company, P.A.
Baum & Company, P.A.

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